EXHIBIT 21.1

MICROBOT MEDICAL INC.

SUBSIDIARIES OF REGISTRANT

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Microbot Medical Ltd.	Israel